SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. [ ])

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e) (2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           The Goldfield Corporation
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box)
     [X]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction
          applies:/     /

     (2)  Aggregate number of securities to which transaction applies:
          /             /

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it
          was determined):/     /

     (4)  Proposed maximum aggregate value of transaction:/      /

     (5)  Total fee paid:/      /

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:/       /

     (2)  Form, Schedule or Registration Statement No.:/      /

     (3)  Filing Party:/        /

     (4)  Date Filed:/        /



                         The Goldfield Corporation

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MAY 25, 1999


     To Our Stockholders:

     Notice is hereby given that the Annual Meeting of the Stockholders of The Goldfield Corporation has been called and will be held at the Hilton Melbourne Airport, 200 Rialto Place, Venezia Room, Melbourne, Florida 32901, on May 25, 1999 at 9:00 a.m. for the following purposes:

     1. The election of five directors to the Company's Board of Directors.

     2. The ratification of the appointment of KPMG LLP as independent certified public accountants for the fiscal year ending December 31, 1999.

     3. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 15, 1999 will be entitled to vote at the meeting. The transfer books of the Company will not be closed.


                         By Order of the Board of Directors


                         JOHN M. STARLING
                         Secretary

     Melbourne, Florida
     April 22, 1999

     If you are unable to attend the meeting in person, you are requested by the Board of Directors of the Company to date, sign, and return the enclosed proxy in the enclosed envelope. No postage is necessary if mailed in the United States. In the event you later decide to attend the meeting, you may, if you desire, revoke your proxy and vote your shares in person.


                           The Goldfield Corporation
                          Suite 500, 100 Rialto Place
                           Melbourne, Florida 32901
                                (407) 724-1700

                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 25, 1999


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goldfield Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company, to be held on May 25, 1999 at 9:00 a.m. and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice and in this proxy statement. This proxy statement and the accompanying annual report are being mailed to stockholders on April 22, 1999.


          RECORD DATE, SHAREHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE

     The stock transfer books will not be closed. As of February 22, 1999 the Company had outstanding 26,854,748 shares of Common Stock, par value $.10 per share (the "Common Stock"), and 339,407 shares of Series A 7% Voting Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"). Each outstanding share of Common Stock and Series A Preferred Stock is entitled to one vote. Only holders of record of outstanding shares of the Company at the close of business on April 15, 1999 will be entitled to vote at the Annual Meeting of Stockholders on May 25, 1999.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of the proposal with respect to the selection of auditors. The election of directors requires a plurality vote.

     Each stockholder entitled to vote at the meeting has the right to vote his shares cumulatively for the election of directors; that is, each stockholder will be entitled to cast as many votes as there are directors to be elected multiplied by the number of shares of Common Stock and Series A Preferred Stock registered in his name on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees for the office of director in accordance with his choice. A stockholder who wishes to vote by proxy and exercise his cumulative voting rights should advise the Board of Directors in writing how he wishes to have his votes distributed among the nominees for directors. Such written instructions should accompany the proxy card or cards to which they relate.

     Holders of the Series A Preferred Stock are entitled to the same voting rights as holders of the Common Stock. In addition, they have certain voting rights not held by holders of the Common Stock, such as controlling voting rights with respect to certain mergers, sales and amendments to the Company's Certificate of Incorporation. Although not so intended, such voting rights might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company.


                 SOLICITATION, REVOCATION AND VOTING OF PROXIES

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company, and the Company will reimburse all bankers, brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of the shares. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by regular employees of the Company. Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, New York 10022, has been retained to assist in the solicitation of proxies at a cost not to exceed $7,000 plus out-of-pocket expenses.

     You are requested to sign and complete the accompanying proxy and return it in the enclosed envelope. If the proxies are signed with a preference indicated, the proxies will be voted accordingly. If no directive is given with respect to each proposal, the proxies will be voted (1) FOR the election of the nominees for directors named herein; and (2) FOR the ratification of the appointment of KPMG LLP as independent certified public accountants for the year 1999.

     The proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the stockholder shall be present at the meeting and elects to vote in person.

     At the date hereof, management of the Company has no knowledge of any business other than that described in the notice for the meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote such proxies as they shall decide.


                                   ITEM 1.
                            ELECTION OF DIRECTORS

     It is intended that the shares represented by the accompanying proxy will be voted, if not otherwise indicated by the stockholder, for the election of the five nominees for director listed below (each of whom is at present a director of the Company) to serve for one year or until their successors are elected.

     Information About Nominees
     Reference is made to the information set forth below as to the stock ownership of the nominees. The following table sets forth with respect to each nominee the office presently held by him with the Company, or his principal occupation if not employed by the Company, the year in which he first became a director of the Company and his age.

                               Principal Occupation           Director
          Name                For the Last Five Years          Since   Age (1)

     John P. Fazzini       Real Estate Developer;               1984     54
                           President of Bountiful Lands,
                           Inc. (real estate development
                           corporation) since 1980.

     Danforth E. Leitner   Real Estate Broker; Real Estate      1985     58
                           Appraiser; President of The
                           Leitner Company (real estate
                           brokerage and appraisal
                           corporation) since 1984.

     Dwight W. Severs      City Attorney for City of            1998     55
                           Titusville, Florida since January
                           1999; Principal for the firm of
                           Dwight W. Severs & Associates,
                           P.A. since March 1998; a member
                           of the law firm of Severs, Stadler
                           & Harris, P.A. between January
                           1995 and March 1998 and a member of
                           the law firm of Holland, Starling,
                           Severs, Stadler & Friedland, P.A.
                           from 1968 to December 1994.

     John H. Sottile       Chairman of the Board of Directors   1983     51
                           of the Company since May 1998;
                           President of the Company since
                           1983 and Chief Executive Officer
                           of the Company since 1985.

     John M. Starling      Secretary of the Company since       1971     69
                           March 1996; Principal for the law
                           firm of John M. Starling, P.A.
                           since July 1998; Of Counsel to the
                           law firm of Dwight W. Severs &
                           Associates, P.A. from March 1998
                           to June 1998; Of Counsel for the law
                           firm of Severs, Stadler & Harris,
                           P.A. between January 1995 and March
                           1998; and a member of the law firm of
                           Holland, Starling, Severs, Stadler
                           & Friedland, P.A. from 1963 to
                           December 1994.

     _________________
     (1) As of December 31, 1998.

     If any of the foregoing nominees should withdraw or otherwise become unavailable, which the Board of Directors does not presently anticipate, it is intended that proxies will be cast for such person or persons as the Board of Directors may designate in place of such nominees.

     Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board committee. During 1998, each non-employee director received an annual fee of $12,000, payable $1,000 per month.

     Committees and Meetings of the Board of Directors
     During 1998, the Board of Directors met four times. The Board of Directors has, among others, the following committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

     The Audit Committee, which monitors the activities of the Company's independent accountants and its accounting department and reports on such activities to the full Board of Directors, consists of John M. Starling, Danforth E. Leitner and John P. Fazzini. During 1998, the Audit Committee held one meeting.

     The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The members of the Compensation Committee are John M. Starling and John P. Fazzini.
     The Compensation Committee held one meeting during 1998.

     The Nominating Committee recommends qualified candidates for election to the Board of Directors of the Company, including the slate of directors which the Board of Directors proposes for election by stockholders at the Annual Meeting. The Nominating Committee consists of John M. Starling, John H. Sottile and Danforth
     E. Leitner. During 1998, the Nominating Committee held one meeting.

     The Nominating Committee is not precluded from considering written recommendations for nominees from stockholders. Such recommendations for the 2000 election of directors, together with a description of the proposed nominee's qualifications and other relevant biographical information, should be sent to the Secretary of the Company prior to December 23, 1999.

     The Stock Option Committee administers The Goldfield Corporation 1998 Executive Long-Term Incentive Plan (the "Plan"). The Stock Option Committee has complete discretion in determining the number of shares subject to options granted to an employee eligible under the Plan and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such options. The Stock Option Committee consists of John P. Fazzini, Dwight W. Severs and John M. Starling. During 1998, the Stock Option Committee held one meeting.

     During 1998, no incumbent director attended fewer than 100% of the total number of meetings of the Board of Directors and all Committees of the Board that he was eligible to attend.

     The Board of Directors unanimously recommends a vote "FOR" the re-election of John H. Sottile, John P. Fazzini, Danforth E.
     Leitner, John M. Starling and Dwight W. Severs.


                                   ITEM 2.
                RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of KPMG LLP as its independent certified public accountants for the year ending December 31, 1999, subject to the appointment being ratified by the Company's stockholders. KPMG LLP (including a predecessor firm, W. O. Daley & Company) has been serving the Company and its subsidiaries for the past thirty-six years.

     A representative of KPMG LLP is expected to be present at this year's Annual Meeting of Stockholders, at which time he will be given an opportunity to make a statement and is expected to be available to respond to appropriate questions. The appointment of KPMG LLP was made upon the recommendation of the Audit Committee, a majority of which is composed of independent directors who are not officers or otherwise employed by the Company. If the stockholders do not ratify the selection of KPMG LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors of the Company.

     The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG LLP as independent certified public accountants of the Company.


                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 24, 1999, certain stock ownership information regarding all shareholders known by the Company to be the beneficial owners of 5% or more of the outstanding shares of Common Stock and Series A Preferred Stock of the Company and executive officers and directors of the Company.

                 Amount Beneficially Owned (1)(2)
                             Common
                           Obtainable
                              Upon
                           Conversion                                 Percent
                               of                 Percent of Class   of Voting
   Beneficial       Common  Preferred  Series A   Common  Series A   Securities
     Owners           (3)      (4)     Preferred    (1)   Preferred     (5)

(a) Holders of
    more than 5%
    (other than
    Directors):

Anthony J. Ford(6)
33 Van Ripper Street
Staten Island,
NY 10302           1,512,600                       5.63%                5.63%

Suzanne S. Guanci
1130 Placetas Avenue
Coral Gables,
FL 33134                      33,043     28,860               8.50%     0.12%

Linda Lonergan
1202 Pawnee Terrace
Indian Harbour Beach,
FL 32937                     103,044     90,000              26.52%     0.38%

Mary H. Leitner
2344 Brookside Drive
Indialantic, FL
32903                 49,130  21,188     18,506    0.18%      5.45%     0.26%

(b) Directors and
    Executive
    Officers:(7)

John P. Fazzini          100

Patrick S. Freeman       200

Danforth E. Leitner      600

Dwight W. Severs       2,000

John H. Sottile      372,087 225,360    196,833    1.39%     57.99%     2.21%

John M. Starling       1,000

(c) All Officers and
    Directors as a
    group (8 in
    number):         375,738 225,360    196,833    1.40%     57.99%     2.22%

___________________
(1)      Includes holdings of spouses, minor children, relatives and spouses of relatives living in the same household, even if beneficial ownership is disclaimed.
(2)      All percentages have been determined as of March 24, 1999 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
         For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after March 24, 1999.
         Accordingly, since no outstanding options are exercisable within 60 days of March 24, 1999, shares obtainable through such exercise are not included.
(3)      Excludes shares of Common Stock obtainable upon conversion of Series A
         Preferred Stock.
(4)      Each share of Series A Preferred Stock is currently convertible into
         1.144929 shares of Common Stock.
(5)      In accordance with the rules of the Securities and Exchange Commission
         (the "SEC"), the percentage shown opposite the name of each person or group has been computed assuming the conversion of any Series A
         Preferred Stock held by such person or group but that no
         conversions of Series A Stock by others have occurred.
(6)      Information as to shares beneficially owned by Mr. Ford is based solely on information contained in Form 13-D as filed with the SEC on
         December 6, 1997.
(7)      Stephen R. Wherry, Vice President, Treasurer and Chief Financial
         Officer of the Company and Robert L. Jones, President of the
         Company's electrical construction subsidiary, do not own
         any Common Stock or Series A Preferred Stock of the Company.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and Series A Preferred Stock of the Company. Copies of all such reports filed with the SEC are required to be furnished to the Company. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year ended December 31, 1998.


                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the cash compensation for the Company's Chief Executive Officer and executive officers, including two executive officers of subsidiaries, whose compensation exceeded $100,000 during the years ended December 31, 1998, 1997 and 1996. The information provided under the heading "Executive Compensation" is that required by "small business issuers" as defined by the rules of the SEC.

                            Summary Compensation Table

                                             Annual Compensation     All Other
         Name and                             Salary      Bonus   Compensation
     Principal Position           Year       ($)(1)      ($)(1)       ($)(2)

     John H. Sottile              1998       361,252           -       4,800
      Chairman, President and     1997       356,307           -       4,750
      Chief Executive Officer     1996       351,109           -       4,500

     Patrick S. Freeman           1998*      116,827           -       3,505
       President of mining        1997       112,500      15,000       3,825
       subsidiaries               1996       112,500      12,500       3,750

     Robert L. Jones              1998       104,827     110,000       4,800
       President of electrical    1997        90,000      84,352       3,476
       construction subsidiary    1996**      91,731      34,246       2,752

     Stephen R. Wherry            1998       100,250      17,500       3,008
       Vice President, Treasurer  1997        93,250      22,500       3,473
       and Chief Financial        1996        88,250      12,500       3,022
       Officer
     _________________
     (1) Amounts reported represent compensation earned for the year, some of which may have been paid in a subsequent year.
     (2) All Other Compensation for 1998, 1997 and 1996 includes Company contributions to the Company's Cash Deferred Profit-Sharing Plan.
     *   Mr. Freeman's 1998 annual salary included 27 bi-weekly pay periods, while 1997 and 1996 included 26 such periods.
     **  Mr. Jones's 1996 annual salary included 53 weekly pay periods, while
         1998 and 1997 included 52 such periods.

     The persons named in the foregoing table, together with John M. Starling, Secretary of the Company, are all the executive officers of the Company. Information concerning the executive officers (other than Messrs. Freeman and Jones) is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. Mr. Freeman, 52, has been President of the Company's mining subsidiaries since 1988. Mr. Jones, 51, has served as President of the Company's electrical construction subsidiary since September 11, 1995. Mr. Jones had been Vice President of the Company's electrical construction subsidiaries since 1981. Mr. John Sottile 51, has served as Chairman of the Board of Directors and Chairman of the Board of the Company's electrical construction subsidiary since May 1998.

     On January 15, 1985, the Company entered into an employment agreement with John H. Sottile. Such agreement, as amended on February 25, 1986, September 23, 1988, February 27, 1990, January 29, 1992 and September 15, 1995, expires on December 31, 2005 and currently entitles him to be paid $200,000 per year, subject to future annual increases, if any, in the Consumer Price Index ("CPI"). As a result of increases in the CPI since 1985, such contract would currently entitle Mr. Sottile to a salary of $311,000. If his employment is terminated (which will be deemed to have occurred if he is relocated), he is entitled to receive, within ten days of such notice of termination, an amount equal to the full cash salary that he would have received in the absence of such termination from the date of such termination through December 31, 2005. In the event of permanent disability or death, he or his estate will be entitled to his salary through the end of the month of his permanent disability or death and for one year thereafter. In addition, on January 1, 1986, a subsidiary of the Company entered into an employment agreement with Mr. Sottile. Such agreement, as amended on September 13, 1988, January 29, 1992 and September 11, 1995, provides for continuous employment until December 31, 2005 and from year to year until terminated and entitles him to be paid $50,000 per year. If his employment is terminated without cause (which will be deemed to have occurred if he is relocated), he is entitled to receive his full cash salary from the date of such termination through December 31, 2005. In the event of permanent disability or death, he or his estate will be entitled to his salary for one year.

     Employee Benefit Agreements
     Beginning in 1989, the Company entered into employee benefit agreements with Messrs. Sottile, Freeman, Jones and Wherry in addition to certain other employees of the Company and its subsidiaries. Under the terms of the agreements, the Company buys life insurance policies that build cash surrender value while also providing life insurance benefits for the employee. The Company is entitled to a refund of all previously paid premiums or the cash surrender value of the policy, whichever is lower, if the agreement is terminated prior to the employee attaining the age of 65. After an employee reaches age 65, the Company is entitled to a refund of all previously paid premiums in ten annual installments. In the event of death, the Company will immediately be entitled to a refund of all previously paid premiums. The Company may terminate the agreements at any time by giving written notice to the employee.

     Related Transactions
     During fiscal 1997 the Company's electrical construction subsidiary loaned to Robert L. Jones, its President, $63,000, repayable in three annual installments of $21,000, commencing March 31, 1998.
     The loan bears interest at the rate of 7.5% and is secured by a second mortgage on his personal residence. In March 1998, Mr. Jones reduced the principle by $36,318 which payment represented the required annual payment plus prepayment of $15,318. The remaining balance of this note was paid in full during March 1999.


                                 OTHER MATTERS

     Management does not intend to present any other business at the meeting nor is it aware that any stockholder intends to do so. If, however, any matters are properly brought before the meeting, persons named in the accompanying proxy will vote thereon in accordance with their best judgment.


                          2000 STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the 2000 Annual Meeting must be received by the Company no later than December 23, 1999 to be considered for inclusion in the Proxy Statement and Proxy for such meeting.


                                       By Order of the Board of Directors
                                       John M. Starling
                                       Secretary

     Dated: April 22, 1999


                                    *   *   *


     The Annual Report to Stockholders for the year ended December 31, 1998, which includes financial statements, is being mailed concurrently to stockholders. The Annual Report does not form any part of the material for the solicitation of proxies.

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission is available without charge to those stockholders who would like more detailed information concerning the Company. If you would like a copy of the Form 10-K, please write to: The Goldfield Corporation, Suite 500, 100 Rialto Place, Melbourne, Florida 32901.

     In addition, financial reports and recent filings with the Securities and Exchange Commission, including Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.goldfieldcorp.com.


                          THE GOLDFIELD CORPORATION

                                    PROXY

            Annual Meeting of Stockholders to be Held on May 25, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John H. Sottile and John M. Starling, and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Stockholders of The Goldfield Corporation to be held at the Hilton Melbourne Airport, 200 Rialto Place, Venezia Room, Melbourne, Florida 32901 on May 25, 1999 at 9:00 a.m., and any adjournment thereof, upon the matters set forth on the reverse hereof and upon such other matters as may properly come before the meeting, all in accordance with notice and accompanying proxy statement for said meeting, receipt of which is acknowledged.

         This proxy will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of directors; FOR the appointment of KPMG LLP as independent certified public accountants; and to grant authority to vote on such other matters as may come before the meeting.

                                              The Goldfield Corporation
                                              P.O. Box 11168
                                              New York, NY  10203-0168



     The Board of Directors recommends a vote "FOR" proposals 1, 2, and 3.

     1.  Election of Directors
     /   /  FOR all nominees listed below
     /   /  WITHHOLD AUTHORITY to vote for all nominees listed below
     /   /  *EXCEPTIONS

     Nominees: John P. Fazzini, Danforth E. Leitner, Dwight W. Severs, John H. Sottile, John M. Starling.
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
     *Exceptions /      /

     2. Proposal to ratify the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1999.
     /   /  FOR
     /   /  AGAINST
     /   /  ABSTAIN

     3.  Such other matters as may come before the meeting.
     /   /  AUTHORITY GRANTED
     /   /  WITHHELD

     The undersigned revokes all other proxies relating to the shares covered hereby.

     /   /  Change of Address and or Comments, Mark Here

     Please sign exactly as name appears on this proxy. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated: /      /, 1999
     /            / (L.S.)
     /            / (L.S.)
     (Signature of Stockholder)

     Votes MUST be indicated (x) in Black or Blue ink.

     Sign, Date and Return the Proxy Card Promptly Using the Enclosed
     Envelope.